LIVERAMP ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2025 RESULTS
Q4 Revenue up 10% year-over-year
FY25 Operating Cash Flow increases 46% year-over-year
FY25 Share Repurchases totaled $101 million

SAN FRANCISCO, Calif., May 21, 2025—LiveRamp® (NYSE: RAMP), a leading data collaboration platform, today announced its financial results for the quarter and fiscal year ended March 31, 2025.

Q4 Financial Highlights
Unless otherwise indicated, all comparisons are to the prior year period.

•Total revenue was $189 million, up 10%.

•Subscription revenue was $145 million, up 9%.

•Marketplace & Other revenue was $44 million, up 14%.

•GAAP gross profit was $131 million, up 5%. GAAP gross margin of 69% compressed by 3 percentage points. Non-GAAP gross profit was $136 million, up 5%. Non-GAAP gross margin of 72% compressed by 3 percentage points.

•GAAP operating loss was $12 million compared to $14 million. GAAP operating margin of negative 6% expanded by 2 percentage points. Non-GAAP operating income was $23 million compared to $16 million. Non-GAAP operating margin of 12% expanded by 3 percentage points.

•GAAP diluted loss per share was $0.10 and non-GAAP diluted earnings per share was $0.30.

•Net cash provided by operating activities was $63 million compared to $28 million.

•Share repurchases in the fourth quarter totaled approximately 950 thousand shares for $25 million.

Fiscal Year Financial Highlights
Unless otherwise indicated, all comparisons are to the prior year period.

•Total revenue was $746 million, up 13%.

•Subscription revenue was $569 million, up 11%, and represented 76% of total revenue.

•Marketplace & Other revenue was $177 million, up 21%.

•GAAP gross profit was $530 million, up 10%, and GAAP gross margin of 71% compressed by 2 percentage points. Non-GAAP gross profit was $550 million, up 12%, and non-GAAP gross margin of 74% compressed by 1 percentage point.

•GAAP operating income was $5 million compared to $11 million. GAAP operating margin of 1% compressed by 1 percentage point. Non-GAAP operating income was $136 million compared to $105 million. Non-GAAP operating margin of 18% expanded by 2 percentage points.

•GAAP diluted loss per share was $0.01, and non-GAAP diluted EPS was $1.70.

•Net cash provided by operating activities was $154 million compared to $106 million.

•Share repurchases in fiscal 2025 totaled approximately 3.8 million shares for $101 million. As of March 31, 2025, there was $256 million in remaining capacity under the share repurchase authorization that expires on December 31, 2026.
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A reconciliation between GAAP and non-GAAP results is provided in the schedules in this press release.

Commenting on the results, CEO Scott Howe said: "We had a strong finish to fiscal 2025, with fourth quarter revenue and operating income exceeding our expectations, revenue growing at a double-digit rate and operating cash flow reaching a record high. As we enter fiscal 2026, more so than ever, we are focused on controlling what we can control: Making our platform faster and easier to use; rolling out new functionality, such as our new Cross Media Intelligence measurement solution; helping customers optimize ad spend by harnessing the power of our Data Collaboration Network; and, finally, prudently managing our own costs and growth investments. The near-term macro environment may be uncertain, but we remain confident that in the long-run we can drive sustained growth and shareholder value creation.”

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GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for the fourth quarter and full year ended March 31, 2025 ($ in millions, except per share amounts):

	GAAP		Non-GAAP
	Q4 FY25	FY25	Q4 FY25	FY25
Subscription revenue	$145	$569	$—	$—
YoY change %	9%	11%
Marketplace & Other revenue	$44	$177	$—	$—
YoY change %	14%	21%
Total revenue	$189	$746	$—	$—
YoY change %	10%	13%

Gross profit	$131	$530	$136	$550
% Gross margin	69%	71%	72%	74%
YoY change, pts	-3 pts	-2 pts	-3 pt	-1 pt

Operating income	$(12)	$5	$23	$136
% Operating margin	(6)%	1%	12%	18%
YoY change, pts	2 pts	-1 pt	3 pts	2 pts

Net earnings	$(6)	$(1)	$20	$115
Diluted earnings per share	$(0.10)	$(0.01)	$0.30	$1.70

Shares to calculate diluted EPS	66.0	66.1	67.5	67.5
YoY change %	(1)%	(3)%	(1)%	(1)%

Operating cash flow	$63	$154	$—	$—
Free cash flow	$—	$—	$62	$153

Totals and year-over-year changes may not reconcile due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

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Additional Business Highlights & Metrics

•On February 25 we hosted an investor day presentation in San Francisco. The video replay, slide presentation and transcript are available on our investor relations website. Additionally, please see our investor day recap that highlights 10 interesting slides from the presentation, available here.

•On February 25-27 we hosted our annual customer and partner conference, RampUp, in San Francisco, bringing together more than 2,500 leaders at the intersection of marketing, technology and data science. The event featured product demonstrations and 40+ panels and presentations featuring 110 leaders from some of the largest brands in the world, including Disney, Home Depot, P&G and Uber – to name a few. Video replays of these sessions are available here and an event recap for investors is available here.

•On February 25 we announced Cross-Media Intelligence, a new capability that enables marketers to better measure and optimize campaigns anywhere their customers are. LiveRamp’s Cross-Media Intelligence is a premier solution for next-generation cross-media measurement, unifying insights across partners and datasets, and delivering actionable, repeatable insights with unmatched speed and precision. With Cross-Media Intelligence, marketers for the first time can access unified, deduplicated reporting across screens and platforms (additional information).

•On April 22 Google announced that it will no longer roll out a new standalone prompt for consumers to opt-in to third-party cookie tracking on Chrome. LiveRamp’s mission remains the same: Enable best-in-class addressable reach and connectivity across every consumer experience by continuing to develop the largest and most useful data collaboration network. We will use cookies to extend reach on Chrome, while continuing to invest and expand our authenticated ecosystem across cookieless browsers (Safari, Firefox, and Edge), direct publisher integrations, CTV, mobile/gaming, and new AI integrations. Please see our blog post for additional information.

•On March 6 we announced a workforce restructuring involving approximately 5% of our full-time employees. The restructuring is part of a broader strategic reprioritization to build a stronger, more profitable company by tightening our focus and simplifying and driving efficiency into our business processes. In the fourth quarter we incurred $7.2 million of restructuring and related charges primarily related to employee severance and benefits.

•LiveRamp ended the year with 128 customers whose annualized subscription revenue exceeds $1 million, compared to 115 in the prior year.

•LiveRamp ended the year with 840 direct subscription customers, compared to 900 in the prior year.

•Fourth quarter subscription net retention was 104% and platform net retention was 106%.

•Fourth quarter annualized recurring revenue (ARR), which is the last month of the quarter fixed subscription revenue annualized, was $504 million, up 8% compared to the prior year period.

•Current remaining performance obligations (CRPO), which is contracted and committed revenue expected to be recognized over the next 12 months, was $471 million, up 14% compared to the prior year period.
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Financial Outlook

LiveRamp’s non-GAAP operating income guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring and related charges.

For the first quarter of fiscal 2026, LiveRamp expects to report:

•Revenue of $191 million, an increase of 9%
•GAAP operating loss of $33 million
•Non-GAAP operating income of $6 million

For fiscal 2026, LiveRamp expects to report:

•Revenue of between $787 million and $817 million, an increase of between 6% and 10%
•GAAP operating loss of between $178 million and $182 million
•Non-GAAP operating income of between $85 million and $89 million

Conference Call

LiveRamp will hold a conference call today at 1:30 p.m. PT (4:30 p.m. ET) to further discuss this information. Interested parties are invited to listen to a webcast of the conference, which can be accessed on LiveRamp’s investor site. A slide presentation will be referenced during the call and is available here.

About LiveRamp

LiveRamp is a leading data collaboration technology company, empowering marketers and media owners to deliver and measure marketing performance everywhere it matters. LiveRamp’s data collaboration network seamlessly unites data across advertisers, platforms, publishers, data providers, and commerce media networks—unlocking deep insights, delivering transformational consumer experiences, and driving measurable growth.

Built on a foundation of strict neutrality, interoperability, and global scale, LiveRamp enables organizations to maximize the value of their data while accelerating innovation. Trusted by many of the world’s leading brands, retailers, financial services providers, and healthcare innovators, LiveRamp is helping shape the future of responsible data collaboration in an AI-driven, outcomes-focused world where advertisers reach intended audiences and consumers receive more relevant advertising messages.

LiveRamp is headquartered in San Francisco, California, with offices worldwide. Learn more at LiveRamp.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof, but the absence of these words does not mean that a statement is not forward-looking. These statements, which are not statements of historical fact, include, but are not limited to, the Company’s guidance regarding revenue, GAAP operating loss and Non-GAAP operating income for the first quarter and full year of fiscal 2026 and other similar estimates, assumptions, forecasts, projections and expectations regarding market position, product development, growth opportunities, economic conditions and other future events and trends.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements are economic uncertainties that could impact us or our suppliers, customers and partners, including, geo-political circumstances, including risk related to tariffs and other trade restrictions, the possibility of a recession, general inflationary pressure and high interest rates; the ability and willingness of our customers to renew their agreements with us upon their expiration; our ability to add new customers and upsell within our subscription business; our reliance upon partners, including data suppliers, who may withdraw or withhold data from us; increased competition and rapidly changing technology that could impact our products and services; the risk that we fail to realize the potential benefits of or have difficulty integrating acquired businesses; and our inability to attract, motivate and retain talent. Additional risks include maintaining our culture and our ability to innovate and evolve while operating in a hybrid work environment, with some employees working remotely at least some of the time within a rapidly changing industry, while also avoiding disruption from reductions in our current workforce as well as disruptions resulting from acquisition, divestiture and other activities affecting our workforce. Our global workforce strategy could possibly encounter difficulty and not be as beneficial as planned. Our international operations are also subject to risks, including the performance of third parties as well as impacts from war and civil unrest, that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ data and/or computer systems, or the risk that our current insurance coverage may not be adequate for such a breach, that an insurer might deny coverage for a claim or that such insurance will continue to be available to us on commercially reasonable terms, or at all, could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center or cloud hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Continued changes in the judicial, legislative, regulatory, accounting, cultural and consumer environments affecting our business, including but not limited to litigation, investigations, legislation, regulations and customs at the state, federal and international levels relating to information collection and use represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties that could affect LiveRamp’s business, reputation, results of operation, financial condition and stock price, please refer to LiveRamp’s filings with the U.S. Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of LiveRamp’s most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings.

The financial information set forth in this press release reflects estimates based on information available at this time.
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LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRamp Investor Relations
Investor.Relations@LiveRamp.com

LiveRampⓇ and RampIDTM and all other LiveRamp marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended March 31,
			$	%
	2025	2024	Variance	Variance

Revenues	188,724	171,852	16,872	9.8%
Cost of revenue	57,929	47,722	10,207	21.4%
Gross profit	130,795	124,130	6,665	5.4%
% Gross margin	69.3%	72.2%

Operating expenses
Research and development	45,926	45,161	765	1.7%
Sales and marketing	56,961	60,476	(3,515)	(5.8)%
General and administrative	32,175	30,252	1,923	6.4%
Gains, losses and other items, net	7,241	2,516	4,725	187.8%
Total operating expenses	142,303	138,405	3,898	2.8%

Loss from operations	(11,508)	(14,275)	2,767	19.4%
% Margin	(6.1)%	(8.3)%

Total other income, net	4,762	5,070	(308)	(6.1)%
Loss from continuing operations before income taxes	(6,746)	(9,205)	2,459	26.7%
Income tax benefit	(479)	(3,027)	2,548	84.2%
Net loss from continuing operations	(6,267)	(6,178)	(89)	(1.4)%

Earnings from discontinued operations, net of tax	—	805	(805)	(100.0)%

Net loss	(6,267)	(5,373)	(894)	(16.6)%

Basic earnings (loss) per share:
Continuing operations	(0.10)	(0.09)	—	(2.0)%
Discontinued operations	0.00	0.01	(0.01)	(100.0)%
Basic loss per share	(0.10)	(0.08)	(0.01)	(17.3)%

Diluted earnings (loss) per share:
Continuing operations	(0.10)	(0.09)	—	(2.0)%
Discontinued operations	0.00	0.01	(0.01)	(100.0)%
Diluted loss per share	(0.10)	(0.08)	(0.01)	(17.3)%

Basic weighted average shares	65,957	66,323
Diluted weighted average shares	65,957	66,323

Some totals may not sum due to rounding.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the twelve months ended March 31,
			$	%
	2025	2024	Variance	Variance

Revenues	745,580	659,661	85,919	13.0%
Cost of revenue	215,910	179,489	36,421	20.3%
Gross profit	529,670	480,172	49,498	10.3%
% Gross margin	71.0%	72.8%

Operating expenses
Research and development	176,668	151,201	25,467	16.8%
Sales and marketing	213,106	195,693	17,413	8.9%
General and administrative	126,499	110,166	16,333	14.8%
Gains, losses and other items, net	7,993	11,708	(3,715)	(31.7)%
Total operating expenses	524,266	468,768	55,498	11.8%

Income from operations	5,404	11,404	(6,000)	(52.6)%
% Margin	0.7%	1.7%

Total other income, net	17,436	22,957	(5,521)	(24.0)%
Income from continuing operations before income taxes	22,840	34,361	(11,521)	(33.5)%
Income tax expense	25,342	24,270	1,072	4.4%
Net earnings (loss) from continuing operations	(2,502)	10,091	(12,593)	(124.8)%

Earnings from discontinued operations, net of tax	1,688	1,790	(102)	(5.7)%

Net earnings (loss)	(814)	11,881	(12,695)	(106.9)%

Basic earnings (loss) per share:
Continuing operations	(0.04)	0.15	(0.19)	(124.8)%
Discontinued operations	0.03	0.03	—	(5.5)%
Basic earnings (loss) per share	(0.01)	0.18	(0.19)	(106.9)%

Diluted earnings (loss) per share:
Continuing operations	(0.04)	0.15	(0.19)	(125.5)%
Discontinued operations	0.03	0.03	—	(3.1)%
Diluted earnings (loss) per share	(0.01)	0.17	(0.19)	(107.0)%

Basic weighted average shares	66,126	66,266
Diluted weighted average shares	66,126	67,918

Some totals may not sum due to rounding.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended March 31,		For the twelve months ended March 31,
	2025	2024	2025	2024

Income (loss) from continuing operations before income taxes	(6,746)	(9,205)	22,840	34,361
Income tax expense (benefit)	(479)	(3,027)	25,342	24,270
Net earnings (loss) from continuing operations	(6,267)	(6,178)	(2,502)	10,091
Earnings from discontinued operations, net of tax	—	805	1,688	1,790
Net earnings (loss)	(6,267)	(5,373)	(814)	11,881

Basic earnings (loss) per share	(0.10)	(0.08)	(0.01)	0.18
Diluted earnings (loss) per share	(0.10)	(0.08)	(0.01)	0.17

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,135	3,097	14,415	8,785
Non-cash stock compensation (cost of revenue and operating expenses)	24,166	24,780	107,979	71,304
Restructuring and merger charges (gains, losses, and other)	7,241	2,516	7,993	11,708
Transformation costs (general and administrative)	—	—	—	1,875
Total excluded items from continuing operations	34,542	30,393	130,387	93,672

Income from continuing operations before income taxes and excluding items	27,796	21,188	153,227	128,033
Income tax expense (2)	7,759	3,947	38,296	29,882
Non-GAAP net earnings from continuing operations	20,037	17,241	114,931	98,151

Non-GAAP earnings per share from continuing operations
Basic	0.30	0.26	1.74	1.48
Diluted	0.30	0.25	1.70	1.45

Basic weighted average shares	65,957	66,323	66,126	66,266
Diluted weighted average shares	67,479	68,471	67,499	67,918

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Non-GAAP income taxes were calculated by applying the estimated annual effective tax rate to year-to-date pretax income or loss and adjusting for discrete tax items in the period. The differences between our GAAP and non-GAAP effective tax rates were primarily due to the net tax effects of the excluded items, coupled with the valuation allowance and smaller pre-tax income for GAAP purposes.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended March 31,		For the twelve months ended March 31,
	2025	2024	2025	2024

Income (loss) from operations	(11,508)	(14,275)	5,404	11,404
Operating income (loss) margin	(6.1)%	(8.3)%	0.7%	1.7%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,135	3,097	14,415	8,785
Non-cash stock compensation (cost of revenue and operating expenses)	24,166	24,780	107,979	71,304
Restructuring and merger charges (gains, losses, and other)	7,241	2,516	7,993	11,708
Transformation costs (general and administrative)	—	—	—	1,875
Total excluded items	34,542	30,393	130,387	93,672

Income from operations before excluded items	23,034	16,118	135,791	105,076

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended March 31,		For the twelve months ended March 31,
	2024	2023	2024	2023

Net earnings (loss) from continuing operations	(6,267)	(6,178)	(2,502)	10,091
Income tax expense (benefit)	(479)	(3,027)	25,342	24,270
Total other income, net	(4,762)	(5,070)	(17,436)	(22,957)

Income (loss) from operations	(11,508)	(14,275)	5,404	11,404
Depreciation and amortization	3,803	3,823	17,207	11,508

EBITDA	(7,705)	(10,452)	22,611	22,912

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	24,166	24,780	107,979	71,304
Restructuring and merger charges (gains, losses, and other)	7,241	2,516	7,993	11,708
Transformation costs (general and administrative)	—	—	—	1,875

Other adjustments	31,407	27,296	115,972	84,887

Adjusted EBITDA	23,702	16,844	138,583	107,799

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31	March 31	$	%
	2025	2024	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	413,331	336,867	76,464	22.7%
Restricted cash	595	2,604	(2,009)	(77.2)%
Short-term investments	7,500	32,045	(24,545)	(76.6)%
Trade accounts receivable, net	186,169	190,313	(4,144)	(2.2)%
Refundable income taxes, net	9,708	8,521	1,187	13.9%
Other current assets	38,886	31,682	7,204	22.7%
Total current assets	656,189	602,032	54,157	9.0%

Property and equipment	23,813	25,394	(1,581)	(6.2)%
Less - accumulated depreciation and amortization	17,629	17,213	416	2.4%
Property and equipment, net	6,184	8,181	(1,997)	(24.4)%

Intangible assets, net	20,167	34,583	(14,416)	(41.7)%
Goodwill	501,756	501,756	—	—%
Deferred commissions, net	44,452	48,143	(3,691)	(7.7)%
Other assets, net	30,623	36,748	(6,125)	(16.7)%
	1,259,371	1,231,443	27,928	2.3%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	112,271	81,202	31,069	38.3%
Accrued payroll and related expenses	50,776	61,575	(10,799)	(17.5)%
Other accrued expenses	38,586	42,857	(4,271)	(10.0)%
Deferred revenue	45,885	30,942	14,943	48.3%
Total current liabilities	247,518	216,576	30,942	14.3%

Other liabilities	62,994	65,732	(2,738)	(4.2)%

Stockholders' equity:
Preferred stock	—	—	—	n/a
Common stock	15,918	15,594	324	2.1%
Additional paid-in capital	2,045,316	1,933,776	111,540	5.8%
Retained earnings	1,313,358	1,314,172	(814)	(0.1)%
Accumulated other comprehensive income	4,295	3,964	331	8.4%
Treasury stock, at cost	(2,430,028)	(2,318,371)	(111,657)	4.8%
Total stockholders' equity	948,859	949,135	(276)	—%
	1,259,371	1,231,443	27,928	2.3%
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LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	(6,267)	(5,373)
Earnings from discontinued operations, net of tax	—	(805)
Non-cash operating activities:
Depreciation and amortization	3,803	3,823
Loss on disposal or impairment of assets	44	6
Lease-related impairment and restructuring charges	(28)	(546)
Gain on sale of strategic investments	(515)	—
Loss on marketable equity securities	206	—
Provision for doubtful accounts	(453)	1,947
Deferred income taxes	(496)	(498)
Non-cash stock compensation expense	24,166	24,780
Changes in operating assets and liabilities:
Accounts receivable, net	25,187	8,700
Deferred commissions	46	(3,971)
Other assets	4,703	8,514
Accounts payable and other liabilities	11,738	(246)
Income taxes	(523)	(7,285)
Deferred revenue	969	(1,403)
Net cash provided by operating activities	62,580	27,643
Cash flows from investing activities:
Capital expenditures	(293)	(1,791)
Cash paid in acquisitions, net of cash received	—	(170,281)
Purchases of investments	—	(24,509)
Proceeds from sales of investments	—	25,000
Proceeds from sale of strategic investment	763	—
Net cash provided by (used in) investing activities	470	(171,581)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	202	1
Shares repurchased for tax withholdings upon vesting of stock-based awards	(1,026)	(719)
Acquisition of treasury stock	(25,447)	(15,177)
Net cash used in financing activities	(26,271)	(15,895)
Net cash provided by (used in) continuing operations	36,779	(159,833)
Cash flows from discontinued operations:
From operating activities	(798)	805
Net cash provided by (used in) discontinued operations	(798)	805
Net cash provided by (used in) continuing and discontinued operations	35,981	(159,028)
P 14

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the three months ended March 31,
	2025	2024
Effect of exchange rate changes on cash	580	(447)

Net change in cash, cash equivalents and restricted cash	36,561	(159,475)
Cash, cash equivalents and restricted cash at beginning of period	377,365	498,946
Cash, cash equivalents and restricted cash at end of period	413,926	339,471

Supplemental cash flow information:
Cash paid for income taxes, net from continuing operations	558	4,905
Cash received for income taxes, net from discontinued operations	—	(1,258)
Cash received for tenant improvement allowances	(870)	—
Cash paid for operating lease liabilities	2,426	2,594

Operating lease assets obtained in exchange for operating lease liabilities	—	148
Operating lease assets, and related lease liabilities, relinquished in lease terminations	(40)	—
Purchases of property, plant and equipment remaining unpaid at period end	20	104
Marketable equity securities obtained in disposition of strategic investment	652	—
Excise tax payable on net stock repurchases	64	—
P 15

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the twelve months ended March 31,
	2025	2024
Cash flows from operating activities:
Net earnings (loss)	(814)	11,881
Earnings from discontinued operations, net of tax	(1,688)	(1,790)
Non-cash operating activities:
Depreciation and amortization	17,207	11,508
Loss on disposal or impairment of assets	85	1,219
Lease-related impairment and restructuring charges	14	1,769
Gain on sale of strategic investments	(515)	—
Loss on marketable equity securities	206	—
Provision for doubtful accounts	695	2,254
Impairment of goodwill	—	2,875
Deferred income taxes	(447)	(458)
Non-cash stock compensation expense	107,979	71,304
Changes in operating assets and liabilities:
Accounts receivable, net	3,547	(32,336)
Deferred commissions	3,691	(11,113)
Other assets	2,105	9,426
Accounts payable and other liabilities	3,573	8,508
Income taxes	3,430	22,275
Deferred revenue	14,897	8,334
Net cash provided by operating activities	153,965	105,656
Cash flows from investing activities:
Capital expenditures	(1,042)	(4,255)
Cash paid in acquisitions, net of cash received	(1,951)	(170,281)
Purchases of investments	(1,967)	(48,894)
Proceeds from sales of investments	26,989	50,750
Proceeds from sale of strategic investment	763	—
Purchases of strategic investments	(1,400)	(1,000)
Net cash provided by (used in) investing activities	21,392	(173,680)
Cash flows from financing activities:
Proceeds related to the issuance of common stock under stock and employee benefit plans	8,833	7,222
Shares repurchased for tax withholdings upon vesting of stock-based awards	(10,331)	(5,835)
Acquisition of treasury stock	(101,198)	(60,502)
Net cash used in financing activities	(102,696)	(59,115)
Net cash provided by (used in) continuing operations	72,661	(127,139)
Cash flows from discontinued operations:
From operating activities	1,688	1,790
Net cash provided by discontinued operations	1,688	1,790
P 16

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the twelve months ended March 31,
	2025	2024
Net cash provided by (used in) continuing and discontinued operations	74,349	(125,349)
Effect of exchange rate changes on cash	106	372

Net change in cash, cash equivalents and restricted cash	74,455	(124,977)
Cash, cash equivalents and restricted cash at beginning of period	339,471	464,448
Cash, cash equivalents and restricted cash at end of period	413,926	339,471

Supplemental cash flow information:
Cash paid for income taxes, net from continuing operations	22,548	2,465
Cash received for income taxes, net from discontinued operations	(2,486)	(2,765)
Cash received for tenant improvement allowances	(2,628)	—
Cash paid for operating lease liabilities	9,798	10,293

Operating lease assets obtained in exchange for operating lease liabilities	2,327	11,825
Operating lease assets, and related lease liabilities, relinquished in lease terminations	(595)	(4,486)
Purchases of property, plant and equipment remaining unpaid at period end	20	104
Marketable equity securities obtained in disposition of strategic investment	652	—
Excise tax payable on net stock repurchases	128	—
P 17

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW (1)
(Unaudited)
(Dollars in thousands)

	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025

Net cash provided by (used in) operating activities	$25,693	$35,764	$16,556	$27,643	$105,656	$(9,328)	$55,596	$45,117	$62,580	$153,965

Less:
Capital expenditures	(53)	(200)	(2,211)	(1,791)	(4,255)	(226)	(241)	(282)	(293)	(1,042)

Free Cash Flow	$25,640	$35,564	$14,345	$25,852	$101,401	$(9,554)	$55,355	$44,835	$62,287	$152,923

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 18

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
											Qtr-to-Qtr
	FY2024					FY2025					FY2025 to FY2024
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	%	$

Revenues	154,069	159,871	173,869	171,852	659,661	175,961	185,483	195,412	188,724	745,580	9.8%	16,872
Cost of revenue	45,621	41,212	44,934	47,722	179,489	51,749	51,234	54,998	57,929	215,910	21.4%	10,207
Gross profit	108,448	118,659	128,935	124,130	480,172	124,212	134,249	140,414	130,795	529,670	5.4%	6,665
% Gross margin	70.4%	74.2%	74.2%	72.2%	72.8%	70.6%	72.4%	71.9%	69.3%	71.0%

Operating expenses
Research and development	34,519	33,733	37,788	45,161	151,201	44,118	43,889	42,735	45,926	176,668	1.7%	765
Sales and marketing	44,879	44,135	46,203	60,476	195,693	54,175	51,107	50,863	56,961	213,106	(5.8)%	(3,515)
General and administrative	26,664	26,009	27,241	30,252	110,166	30,961	31,369	31,994	32,175	126,499	6.4%	1,923
Gains, losses and other items, net	116	6,574	2,502	2,516	11,708	206	397	149	7,241	7,993	187.8%	4,725
Total operating expenses	106,178	110,451	113,734	138,405	468,768	129,460	126,762	125,741	142,303	524,266	2.8%	3,898

Income (loss) from operations	2,270	8,208	15,201	(14,275)	11,404	(5,248)	7,487	14,673	(11,508)	5,404	19.4%	2,767
% Margin	5.0%	24.3%	40.2%	(31.6)%	1.7%	(3.0)%	4.0%	7.5%	(6.1)%	0.7%

Total other income, net	4,849	6,431	6,607	5,070	22,957	4,444	4,197	4,033	4,762	17,436	(6.1)%	(308)

Income (loss) from continuing operations before income taxes	7,119	14,639	21,808	(9,205)	34,361	(804)	11,684	18,706	(6,746)	22,840	26.7%	2,459
Income tax expense (benefit)	8,705	10,163	8,429	(3,027)	24,270	6,685	9,952	9,184	(479)	25,342	84.2%	2,548
Net earnings (loss) from continuing operations	(1,586)	4,476	13,379	(6,178)	10,091	(7,489)	1,732	9,522	(6,267)	(2,502)	(1.4)%	(89)

Earnings from discontinued operations, net of tax	—	387	598	805	1,790	—	—	1,688	—	1,688	(100.0)%	(805)

Net earnings (loss)	$(1,586)	$4,863	$13,977	$(5,373)	$11,881	$(7,489)	$1,732	$11,210	$(6,267)	$(814)	(16.6)%	(894)

P 19

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
											Qtr-to-Qtr
	FY2024					FY2025					FY2025 to FY2024
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025	%	$

Basic earnings (loss) per share:
Continuing Operations	(0.02)	0.07	0.20	(0.09)	0.15	(0.11)	0.03	0.15	(0.10)	(0.04)	(2.0)%	—
Discontinued Operations	0.00	0.01	0.01	0.01	0.03	0.00	0.00	0.03	0.00	0.03	(100.0)%	(0.01)
Basic earnings (loss) per share	(0.02)	0.07	0.21	(0.08)	0.18	(0.11)	0.03	0.17	(0.10)	(0.01)	(17.3)%	(0.01)

Diluted earnings (loss) per share:
Continuing Operations	(0.02)	0.07	0.20	(0.09)	0.15	(0.11)	0.03	0.14	(0.10)	(0.04)	(2.0)%	—
Discontinued Operations	0.00	0.01	0.01	0.01	0.03	0.00	0.00	0.03	0.00	0.03	(100.0)%	(0.01)
Diluted earnings (loss) per share	(0.02)	0.07	0.21	(0.08)	0.17	(0.11)	0.03	0.17	(0.10)	(0.01)	(17.3)%	(0.01)

Basic weighted average shares	66,497	66,284	65,961	66,323	66,266	66,621	66,294	65,631	65,957	66,126
Diluted weighted average shares	66,497	67,868	67,943	66,323	67,918	66,621	67,309	66,743	65,957	66,126

Some earnings (loss) per share amounts may not add due to rounding.

P 20

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)
	FY2024					FY2025
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025
Expenses:
Cost of revenue	$45,621	$41,212	$44,934	$47,722	$179,489	$51,749	$51,234	$54,998	$57,929	$215,910
Research and development	34,519	33,733	37,788	45,161	151,201	44,118	43,889	42,735	45,926	176,668
Sales and marketing	44,879	44,135	46,203	60,476	195,693	54,175	51,107	50,863	56,961	213,106
General and administrative	26,664	26,009	27,241	30,252	110,166	30,961	31,369	31,994	32,175	126,499
Gains, losses and other items, net	116	6,574	2,502	2,516	11,708	206	397	149	7,241	7,993

Gross profit, continuing operations:	108,448	118,659	128,935	124,130	480,172	124,212	134,249	140,414	130,795	529,670
% Gross margin	70.4%	74.2%	74.2%	72.2%	72.8%	70.6%	72.4%	71.9%	69.3%	71.0%

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,290	1,217	1,181	3,097	8,785	3,846	3,748	3,686	3,135	14,415
Non-cash stock compensation (cost of revenue)	629	629	817	1,478	3,553	1,596	1,499	1,455	1,615	6,165
Non-cash stock compensation (research and development)	5,077	5,293	6,960	9,859	27,189	10,205	10,920	10,085	10,494	41,704
Non-cash stock compensation (sales and marketing)	3,736	4,786	4,089	6,337	18,948	7,093	7,383	7,278	5,716	27,470
Non-cash stock compensation (general and administrative)	3,850	5,027	5,631	7,106	21,614	9,091	9,266	7,942	6,341	32,640
Restructuring charges (gains, losses, and other)	116	6,574	2,502	2,516	11,708	206	397	149	7,241	7,993
Transformation costs (general and administrative)	1,875	—	—	—	1,875	—		—	—	—
Total excluded items	18,573	23,526	21,180	30,393	93,672	32,037	33,213	30,595	34,542	130,387

P 21

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands)
	FY2024					FY2025
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025
Expenses, excluding items:
Cost of revenue	41,702	39,366	42,936	43,147	167,151	46,307	45,987	49,857	53,179	195,330
Research and development	29,442	28,440	30,828	35,302	124,012	33,913	32,969	32,650	35,432	134,964
Sales and marketing	41,143	39,349	42,114	54,139	176,745	47,082	43,724	43,585	51,245	185,636
General and administrative	20,939	20,982	21,610	23,146	86,677	21,870	22,103	24,052	25,834	93,859
Gains, losses and other items, net	—	—	—	—	—	—	—	—	—	—

Gross profit, excluding items:	$112,367	$120,505	$130,933	$128,705	$492,510	$129,654	$139,496	$145,555	$135,545	$550,250
% Gross margin	72.9%	75.4%	75.3%	74.9%	74.7%	73.7%	75.2%	74.5%	71.8%	73.8%

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 22

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)
	FY2024					FY2025
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025

Income (loss) from continuing operations before income taxes	7,119	14,639	21,808	(9,205)	34,361	(804)	11,684	18,706	(6,746)	22,840
Income tax expense (benefit)	8,705	10,163	8,429	(3,027)	24,270	6,685	9,952	9,184	(479)	25,342
Net earnings (loss) from continuing operations	(1,586)	4,476	13,379	(6,178)	10,091	(7,489)	1,732	9,522	(6,267)	(2,502)

Earnings from discontinued operations, net of tax	—	387	598	805	1,790	—	—	1,688	—	1,688

Net earnings (loss)	(1,586)	4,863	13,977	(5,373)	11,881	(7,489)	1,732	11,210	(6,267)	(814)

Earnings (loss) per share:
Basic	(0.02)	0.07	0.21	(0.08)	0.18	(0.11)	0.03	0.17	(0.10)	(0.01)
Diluted	(0.02)	0.07	0.21	(0.08)	0.17	(0.11)	0.03	0.17	(0.10)	(0.01)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,290	1,217	1,181	3,097	8,785	3,846	3,748	3,686	3,135	14,415
Non-cash stock compensation (cost of revenue and operating expenses)	13,292	15,735	17,497	24,780	71,304	27,985	29,068	26,760	24,166	107,979
Restructuring and merger charges (gains, losses, and other)	116	6,574	2,502	2,516	11,708	206	397	149	7,241	7,993
Transformation costs (general and administrative)	1,875	—	—	—	1,875	—	—	—	—	—
Total excluded items from continuing operations	18,573	23,526	21,180	30,393	93,672	32,037	33,213	30,595	34,542	130,387
P 23

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)
	FY2024					FY2025
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	FY2024	6/30/2024	9/30/2024	12/31/2024	3/31/2025	FY2025

Income from continuing operations before income taxes and excluding items	25,692	38,165	42,988	21,188	128,033	31,233	44,897	49,301	27,796	153,227
Income tax expense (2)	6,167	9,036	10,732	3,947	29,882	7,371	10,745	12,421	7,759	38,296
Non-GAAP net earnings from continuing operations	19,525	29,129	32,256	17,241	98,151	23,862	34,152	36,880	20,037	114,931

Non-GAAP earnings per share from continuing operations
Basic	0.29	0.44	0.49	0.26	1.48	0.36	0.52	0.56	0.30	1.74
Diluted	0.29	0.43	0.47	0.25	1.45	0.35	0.51	0.55	0.30	1.70

Basic weighted average shares	66,497	66,284	65,961	66,323	66,266	66,621	66,294	65,631	65,957	66,126
Diluted weighted average shares	67,388	67,868	67,943	68,471	67,918	68,463	67,309	66,743	67,479	67,499

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.
P 24

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING INCOME GUIDANCE (1)
(Unaudited)
(Dollars in thousands)
	For the	For the
	quarter ending	year ending
	June 30, 2025	March 31, 2026

		Low	High

GAAP income from operations	$6,000	$85,000	$89,000

Excluded items:
Purchased intangible asset amortization	3,000	11,000	11,000
Non-cash stock compensation	24,000	82,000	82,000
Total excluded items	27,000	93,000	93,000

Non-GAAP income from operations	$33,000	$178,000	$182,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

P 25

APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q4 FISCAL 2025 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings (loss) per share, non-GAAP income (loss) from operations, non-GAAP operating income (loss) margin, non-GAAP expenses and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

Non-cash stock compensation: Non-cash stock compensation consists of charges for employee restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for employees whose positions were eliminated, lease and other contract termination charges, and asset impairments. These items, as well as third party expenses associated with business acquisitions in the prior years, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

Transformation costs: In previous years, we incurred significant expenses to separate the financial statements of our operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, and through most of fiscal 2019, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. In the first and second quarters of fiscal 2021 in response to the potential COVID-19 pandemic impact on our business and again during fiscal 2023 in response to macroeconomic conditions, we incurred significant costs associated with the assessment of strategic and operating plans, including our long-term location strategy, and assistance in implementing the restructuring activities as a result of this assessment.  Our criteria for excluding these costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

P 26

APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q4 FISCAL 2025 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES AND OTHER KEY METRICS

Our non-GAAP financial schedules are:

Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, Non-GAAP operating income margin, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other income and expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

Free Cash Flow: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow is defined as operating cash flow less capital expenditures. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.

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